Exhibit 5
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[GRAPHIC OMITTED]
: FOLEY

                                                          FOLEY & LARDNER LLP
                                                          ATTORNEYS AT LAW

                                                          100 North Tampa Street
                                                          Suite 2700
                                                          Tampa, FL  33602-5804
                          June 22, 2004                   813.229.2300 Tel
                                                          813.221.4210 fax
                                                          www.foley.com

Z-Tel Technologies, Inc.
601 South Harbour Island Boulevard
Suite 220
Tampa, Florida  33602

Ladies and Gentlemen:

         We have acted as counsel to Z-Tel Technologies, Inc., a Delaware corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale from time to time by the selling shareholder named in the Registration Statement (the "Selling Shareholder") of up to 585,723 shares of the Company's common stock, $.01 par value (the "Common Stock"), in the manner set forth in the Registration Statement.

         In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Certificate of Incorporation and By-laws, as amended to date; (iii) resolutions of the Company's Board of Directors authorizing the issuance of the shares of Common Stock subject to the Registration Statement, together with certain related matters; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholder have been duly authorized, validly issued and are fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner LLP

                                        FOLEY & LARDNER LLP


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